UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 28, 2005

FRESH BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2215 Union Avenue, Sheboygan, Wisconsin 53081
(Address of principal executive offices, including zip code)

(920) 457-4433
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        On September 28, 2005, Fresh Brands, Inc. (the "Company"), entered into a Second Amendment to Credit Agreement with LaSalle Bank National Association, as Administrative Agent, Co-Lead Arranger and Lender, and U.S. Bank National Association, as Documentation Agent, Co-Lead Arranger and Lender (the "Second Amendment"). The Second Amendment provides clarification of certain definitions and schedules contained in the existing Credit Agreement among the parties, dated as of March 18, 2004 and amended as of November 12, 2004. The Second Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

                                      (4.1)    Second Amendment to Credit Agreement, dated September 28, 2005, among Fresh Brands, Inc., LaSalle Bank National Association, as Administrative Agent, Co-Lead Arranger and Lender, and U.S. Bank National Association, as Documentation Agent, Co-Lead Arranger and Lender.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.
Date: October 4, 2005	By: /s/ John H. Dahly
John H. Dahly, Chief Financial Officer

FRESH BRANDS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(4.1)	Second Amendment to Credit Agreement, dated September 28, 2005, among Fresh Brands, Inc., LaSalle Bank National Association, as Administrative Agent, Co-Lead Arranger and Lender, and U.S. Bank National Association, as Documentation Agent, Co-Lead Arranger and Lender.